UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Act”) was enacted.  Section 1503 of the Act requires a Current Report on Form 8-K if a company is issued an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) by the federal Mine Safety and Health Administration (“MSHA”).

On August 2, 2012, Newtown Energy, Inc., a subsidiary of Patriot Coal Corporation (the “Company”), received an imminent danger order under Section 107(a) of the Mine Act at the Eagle underground mine (the “Eagle Mine”).  The Eagle Mine ceased production in May 2012.  During an examination of an airshaft formerly used to ventilate the Eagle Mine, a MSHA representative detected an accumulation of excess methane near the bottom of the airshaft.  The Company has taken appropriate actions to alleviate the methane, and MSHA terminated the 107(a) order on August 3, 2012.  No injuries resulted from the condition.  The Company received approval from Federal and state regulatory agencies to permanently seal the airshaft as part of the mine closure process.  The Company disputes that the condition constituted an imminent danger as set forth under Section 107(a) and intends to vigorously contest the issuance of the order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2012

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer